UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2020

Commission File Number 001-36501

THE MICHAELS COMPANIES, INC.

Delaware	001-36501	37-1737959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8000 Bent Branch Drive Irving, Texas	75063
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.06775 par value	MIK	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Long-Term Cash Incentive Awards

On April 8, 2020, The Michaels Companies, Inc. (the “Company”) granted long-term cash incentive awards (the “Awards”) with respect to performance for fiscal year 2020 to Vidya Jwala, Chief Customer Officer, J. Robert Koch, Executive Vice President – Stores and Development, and James E. Sullivan, Senior Vice President – Chief Accounting Officer and Controller. The Awards are eligible to vest and be paid out in four equal annual installments beginning on the first anniversary of the date of grant subject to the achievement of specified performance goals in fiscal year 2020. The Company’s board of directors (the “Board”) will establish such performance goals on or before August 1, 2020. If the performance criteria are met and Mr. Jwala, Mr. Koch and Mr. Sullivan remain employed by the Company through each time- vesting date, they will receive an aggregate of $640,000, $440,000 and $268,000, respectively, pursuant to the Awards.

The Company will disclose the performance goals under the Awards in an amendment to this Current Report on Form 8-K once such goals have been established by the Board.

The foregoing description of the Awards does not purport to be complete and is qualified in its entirety by the text of the Long-Term Cash Incentive Award Agreements entered into between the Company and each of Mr. Jwala, Mr. Koch and Mr. Sullivan, the form of which is filed as Exhibit 10.1.

Mark Cosby Letter Agreement

On April 9, 2020, the Company entered into a Letter Agreement with Mark Cosby (the “Letter Agreement”), pursuant to which he will continue to remain employed full-time by the Company in the role of Senior Advisor to the Company. Mr. Cosby served as the Company’s Chief Executive Officer until April 1, 2020. He will also remain on the Board and be eligible to receive compensation under the Company’s director compensation policy, as in effect from time to time, provided that Mr. Cosby will not be eligible to receive any annual equity incentive awards for his services as director until fiscal 2021. Under the terms of the Letter Agreement, which is effective as of April 1, 2020, the Company will pay Mr. Cosby an annual base salary of $450,000. Additionally, Mr. Cosby will be entitled to a bonus for fiscal year 2020 equal to $330,000, pro rated for the number of days that Mr. Cosby serves as Senior Advisor through the end of fiscal year 2020. Upon Mr. Cosby’s termination of service as Senior Advisor, other than for cause, and subject to his signing a release of claims and electing COBRA coverage, Mr. Cosby will be eligible to receive a monthly payment amount from the Company to subsidize his COBRA during the coverage period. The employment agreement between the Company and Mr. Cosby, which was originally entered into on February 28, 2019 and amended on October 21, 2019 and December 26, 2019, and his outstanding incentive equity awards will remain in effect, except that his service as Chief Executive Officer will terminate for all relevant purposes under such agreements. In addition, Mr. Cosby’s Amended & Restated Non-Statutory Stock Option Agreement, amended and restated on December 26, 2019, was amended to provide that Mr. Cosby’s post-termination exercise period will commence upon his ceasing to serve as Senior Advisor to the Company.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by the text of the Letter Agreement, which is attached hereto as Exhibit 10.2.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Long-Term Cash Incentive Award Agreement
10.2	Letter Agreement, effective April 1, 2020, by and between Mark Cosby and The Michaels Companies, Inc.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MICHAELS COMPANIES, INC.

By:	/s/ Tim Cheatham
Tim Cheatham
Executive Vice President, General Counsel and Secretary

Date: April 14, 2020